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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):        December 12, 1995


                        Investors Insurance Group, Inc.
            (Exact name of registrant as specified in its charter)

       Florida                       1-8069                   13-2574130
   (State or other                (Commission               (IRS Employer
  jurisdiction of                 File Number)            Identification No.)
   incorporation)


  7200 Camino Real, Suite 230 Boca Raton, Florida                  33433
    (Address of principal executive offices)                     (Zip code)


Registrant's telephone number, including area code              (800) 771-5043
























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Item 5. Other Events.

        The registrant reports that it has entered into an Agreement with Standard Management Corporation, an Indiana corporation, to purchase the assets of two of its wholly owned subsidiaries, Investors Insurance Corporation, a Delaware corporation and Investors Marketing Group, Inc., a
Florida corporation.   The terms of the purchase of all of the authorized,
issued and outstanding shares of Investors Insurance Corporation and Investors Marketing Group, Inc. for a purchase price as follows:

                a. Issuance of 750,000 shares of Standard Management Corporation, which shares shall be registered pursuant to a Registration Statement filed with the Securities and Exchange Commission; and
                b. Assumption by Standard Management Corporation of an Secured Subordinated Debenture in the principal amount of $8,000,000.00

        In order to effectuate the transaction, approval will be sought from the Registrant's shareholders, pursuant to a proxy solicitation.

        Further contingencies include, but are not limited to:

                a. The consummation of a Reinsurance Agreement with New Era Life Insurance Company;
                b. Approval of the transaction by the Delaware and Indiana Departments of Insurance;

Item 7. Exhibits.

        None.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             INVESTORS INSURANCE GROUP, INC.



Date: December 21, 1995                  By: /s/ Melvin C. Parker
                                             -------------------------------
                                             Melvin C. Parker, President